SEVENTH AMENDMENT

to

MASTER CUSTODY AGREEMENT

THIS AMENDMENT made effective as of the 18th day of December, 2012 amends that certain Master Custody Agreement, dated as of November 5, 2009, and amended September 14, 2010, February 25, 2011, March 15, 2011, July 18, 2011, December 9, 2011 and August 28, 2012, between the Funds listed on Exhibit A thereto and The Bank of New York Mellon (the “Master Custody Agreement”) as herein below provided.

W I T N E S S E T H:

WHEREAS, pursuant to Article X, Section 5 of the Master Custody Agreement, the Funds wish to amend Schedule II to the Master Custody Agreement to add the Virtus Disciplined Equity Style Fund, Virtus Disciplined Select Bond Fund and Virtus Disciplined Select Country Fund and to otherwise update the Schedule.

NOW, THEREFORE, in consideration of the foregoing premise, the parties to the Master Custody Agreement hereby agree that the Master Custody Agreement is amended as follows:

1.	Schedule II to the Master Custody Agreement is hereby replaced with Schedule II attached hereto and made a part hereof.

2.	Except as herein provided, the Master Custody Agreement shall be and remain unmodified and in full force and effect. All initial capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Master Custody Agreement.

3.	This Amendment may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

VIRTUS EQUITY TRUST
VIRTUS INSIGHT TRUST
VIRTUS OPPORTUNITIES TRUST
VIRTUS TOTAL RETURN FUND

By:
Name: W. Patrick Bradley
Title: Vice President, Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

SCHEDULE II

Series and Effective Dates

Series	Tax ID #	Effective Date (Date Added to Agreement)
Virtus Equity Trust
Virtus Balanced Fund	04-2987660	July 18, 2011
Virtus Growth & Income Fund	04-3380715	July 18, 2011
Virtus Mid-Cap Core Fund	30-0560712	July 18, 2011
Virtus Mid-Cap Growth Fund	04-2987666	July 18, 2011
Virtus Mid-Cap Value Fund	39-1913311	July 18, 2011
Virtus Quality Large-Cap Value Fund	59-3808138	July 18, 2011
Virtus Quality Small-Cap Fund	14-1964051	July 18, 2011
Virtus Small-Cap Core Fund	95-7015400	July 18, 2011
Virtus Small-Cap Sustainable Growth Fund	14-1964055	July 18, 2011
Virtus Strategic Growth Fund	04-3288599	July 18, 2011
Virtus Tactical Allocation Fund	13-6022076	July 18, 2011

Virtus Insight Trust
Virtus Core Equity Fund	52-1957797	July 18, 2011
Virtus Emerging Markets Opportunities Fund	04-3384956	November 5, 2009
Virtus High Yield Income Fund	73-1651386	July 18, 2011
Virtus Insight Government Money Market Fund	13-3431945	July 18, 2011
Virtus Insight Money Market Fund	13-3431953	July 18, 2011
Virtus Insight Tax-Exempt Money Market Fund	13-3431950	July 18, 2011
Virtus Low Duration Income Fund	51-0332759	July 18, 2011
Virtus Tax-Exempt Bond Fund	52-1957790	July 18, 2011
Virtus Value Equity Fund	13-3431951	July 18, 2011

Virtus Opportunities Trust
Virtus Allocator Premium AlphaSector Fund	30-0664057	March 15, 2011
Virtus AlphaSector Rotation Fund	56-2379836	July 18, 2011
Virtus Alternatives Diversifier Fund	65-1263085	July 18, 2011
Virtus Bond Fund	94-6691953	July 18, 2011
Virtus CA Tax-Exempt Bond Fund	13-3165458	July 18, 2011
Virtus Disciplined Equity Style Fund	46-1332378	December 15, 2012
Virtus Disciplined Select Bond Fund	46-1322262	December 15, 2012
Virtus Disciplined Select Country Fund	46-1321196	December 15, 2012
Virtus Dynamic AlphaSector Fund	13-3987445	February 25, 2011
Virtus Emerging Markets Debt Fund	46-0527337	August 28, 2012
Virtus Emerging Markets Equity Income Fund	46-0527526	August 28, 2012
Virtus Foreign Opportunities Fund	33-1070585	November 5, 2009
Virtus Global Commodities Stock Fund	61-1626202	March 15, 2011
Virtus Global Dividend Fund (formerly Virtus Global Infrastructure Fund)	51-0529376	November 5, 2009
Virtus Global Opportunities Fund	13-6066130	November 5, 2009
Virtus Global Premium AlphaSector Fund	36-4689977	March 15, 2011
Virtus Global Real Estate Securities Fund	38-3795774	November 5, 2009
Virtus Greater Asia ex Japan Opportunities Fund	38-3795776	November 5, 2009
Virtus Greater European Opportunities Fund	38-3795775	November 5, 2009

Series	Tax ID #	Effective Date (Date Added to Agreement)
Virtus Herzfeld Fund	46-0548699	August 28, 2012
Virtus High Yield Fund	04-2987667	July 18, 2011
Virtus International Equity Fund	32-0315355	September 14, 2010
Virtus International Real Estate Securities Fund	56-2670681	November 5, 2009
Virtus International Small-Cap Fund	46-0543862	August 28, 2012
Virtus Multi-Sector Fixed Income Fund	13-3543533	July 18, 2011
Virtus Multi-Sector Short Term Bond Fund	22-3164565	July 18, 2011
Virtus Premium AlphaSector Fund	32-0311755	July 18, 2011
Virtus Real Estate Securities Fund	04-3264790	July 18, 2011
Virtus Senior Floating Rate Fund	61-1549332	July 18, 2011
Virtus Wealth Masters Fund	46-0543722	August 28, 2012

Virtus Total Return Fund	20-2194040	December 9, 2011